Exhibit 31.1
CERTIFICATION
I, P. Kelly Tompkins, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Cliffs Natural Resources Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	October 23, 2013	By:	/s/ P. Kelly Tompkins
P. Kelly Tompkins
Executive Vice President, Chief Administrative Officer & President, Cliffs China